Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2019

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(184,063)
Unrealized Gain (Loss) on Market Value of Futures	233,133
Dividend Income	680
Interest Income	4,794
ETF Transaction Fees	350
Total Income (Loss)	$54,894

Expenses
General Partner Management Fees	$2,409
Professional Fees	5,687
Brokerage Commissions	148
Non-interested Directors' Fees and Expenses	51
Prepaid Insurance Expense	42
NYMEX License Fee	48
Total Expenses	8,385
Expense Waiver	(5,495)
Net Expenses	$2,890
Net Income (Loss)	$52,004

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/19	$3,743,723
Withdrawals (50,000 Shares)	(421,833)
Net Income (Loss)	52,004

Net Asset Value End of Month	$3,373,894
Net Asset Value Per Share (400,000 Shares)	$8.43

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596